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                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 for the registration of 30,000 shares of Thomasville Bancshares, Inc. common stock of our reports dated February 12, 1998 with respect to the financial statements of Thomasville Bancshares, Inc. included in the Thomasville Bancshares, Inc. Form SB-2 No. 333-58545.


                             /s/ Francis & Co., CPAs

Atlanta, Georgia
August 24, 1998